Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-184579 of our report dated August 30, 2012 (January 11, 2013 as to Note 18), relating to the consolidated financial statements of Bright Horizons Family Solutions Inc., appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 11, 2013